UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2025

Jet.AI Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40725	93-2971741
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

10845 Griffith Peak Dr.

Suite 200

Las Vegas, NV 89135

(Address of principal executive offices)

(Registrant’s telephone number, including area code) (702) 747-4000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	JTAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2025, Jet.AI Inc. (the “Company”) entered into amended and restated employment agreements (the “Employment Agreements”) with Michael Winston, the Company’s Executive Chairman and Interim Chief Executive Officer, and George Murnane, the Company’s Interim Chief Financial Officer. The initial term of each Employment Agreement began on December 31, 2025, and will end on December 31, 2028. However, following such date, each Employment Agreement will be automatically renewed for successive additional one-year terms unless the executive or the Company gives written notice of termination on or before the 90th day prior to the automatic renewal date.

Effective January 1, 2026, Mr. Winston will receive an annual base salary of $425,000 and Mr. Murnane will receive an annual base salary of $300,000. During the term of each Employment Agreement, the Company’s board of directors (the “Board”) has the right to increase, but not decrease, each executive’s salary. The Board will increase each executive’s salary beginning on January 1 of each year by an amount at least equal to the product of the executive’s annual salary for the prior calendar year and the increase in the Consumer Price Index for Urban Consumers for such year. Additionally, Mr. Winston and Mr. Murnane will each be eligible for additional annual salary merit increases based on the evaluation of his performance as determined by the Board in its sole discretion.

In the event that the Company completes a financing, or series of financings or strategic transactions, resulting in the Company’s market capitalization reaching at least $250 million, Mr. Winston’s annual base salary will automatically increase to $550,000 and Mr. Murnane’s annual base salary will automatically increase to $425,000 (each, an “Increased Salary”). If the Company’s market capitalization following such financing equals or exceeds $100 million, but is less than $250 million, the executive’s annual base salary will be adjusted on a straight-line prorated basis between the executive’s then-current base salary and the applicable Increased Salary.

Each executive will be eligible for a discretionary annual cash bonus of a target amount equal to 100% of their salary (“Target Bonus Amount”), subject to review and adjustment by the Board. Whether each executive earns any bonus will be dependent upon the executive’s continuous performance of services to the Company through the last date of the applicable performance period and the achievement by the executive and the Company of the applicable performance targets and goals set by the Board or its Compensation Committee. The Board or its Compensation Committee will determine the extent to which each executive and the Company have achieved the performance goals and the amount of the bonus, if any. Any such discretionary bonus could be above or below the Target Bonus Amount and up to 40% of the Target Bonus Amount may be paid in immediately vested stock as determined by the Board or its Compensation Committee.

Mr. Winston and Mr. Murnane are eligible to participate in any equity incentive plan, restricted share plan, share award plan, stock appreciation rights plan, stock option plan or similar plan adopted by the Company on the same terms and conditions applicable to other senior executives. Additionally, in the event of a Change of Control (as defined in the Employment Agreements), any then-unvested outstanding restricted common stock and options previously granted under the Company’s equity incentive plans will become fully vested. Further, Mr. Winston and Mr. Murnane are each entitled to receive a special cash bonus of $1,500,000 upon the effective date of the anticipated Change of Control that will occur as a result of the proposed transactions between the Company and flyExclusive, Inc.

If either Mr. Winston or Mr. Murnane is terminated without Cause or resigns for Good Reason (each as defined in the Employment Agreements), then:

●	the executive will be entitled to receive, in cash, an amount equal to any earned but unpaid salary owed by the Company to the executive as of the termination date;

●	the executive will be entitled to receive, in cash, a lump sum of an amount equal to the executive’s salary that would have been payable beginning on the termination date and ending on the third anniversary of the termination date (the “Severance Period”);

●	the executive will be entitled to receive, in cash, as a one-time lump sum, the Target Bonus Amount for each year during the Severance Period, assuming full achievement of performance targets under and the Company’s long-term and short-term incentive plans;

●	the executive will be entitled to receive the same monthly insurance and other benefits under his Employment Agreement during the Severance Period; and

●	all unvested restricted shares, options, and warrants granted to the executive during the term of his Employment Agreement will become fully vested and non-forfeitable as of the termination date.

The foregoing summary of the terms of the Employment Agreements does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Employment Agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated December 31, 2025, between Jet.AI Inc. and Michael Winston.

10.2	Amended and Restated Employment Agreement, dated December 31, 2025, between Jet.AI Inc. and George Murnane.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JET.AI INC.

By:	/s/ George Murnane
George Murnane
Interim Chief Financial Officer

January 7, 2026